Exhibit 10.1
AMENDED SERVICE AGREEMENT

THIS AGREEMENT is to have effect and is dated for reference   the 1st day of May 2009

BETWEEN:

Syntec Biofuel Inc. ('Syntec')

AND:

Syntec Biofuel Technologies Inc ('SBT')

AND

Syntec Biofuel Research Inc., ( “SBRI”)

WHEREAS:

•
Syntec and SBRI entered into a Service Contract on the 1st November 2007 (the 'Agreement'), Annexure “A”, whereby SBRI was to provide certain services including the ongoing research and development of the Syntec catalysts.

•	Syntec has incorporated SBT as a wholly owned subsidiary which acts as the go between Syntec and SBRI for the funding of the Services.

•	The parties wish to amend the Agreement

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants hereinafter contained, the parties hereto have agreed as follows:

The Agreement is hereby amended by substituting in paragraph 4.1, 4.2 and 4.3  'SBT' in place of 'Syntec' .

Other than the aforementioned substitution all terms and conditions and text of the Agreement shall remain in full force and effect.

THIS AGREEMENT shall endure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assignees.

SIGNED, SEALED AND DELIVERED	)
/s/ Michael Jackson	) ) ) )
Authorized Signatory	)
Syntec Biofuel Inc.	) )
)
SIGNED, SEALED AND DELIVERED	)
/s/ Michael Jackson	) ) ) )
Authorized Signatory	)
Syntec Biofuel Technologies Inc.	) )

SIGNED, SEALED AND DELIVERED	)
/s/Nancy Ross	) ) ) )
Authorized Signatory	)
Syntec Biofuel Research Inc	) )
)

Annexure A

SERVICE AGREEMENT

THIS AGREEMENT is to have effect and is dated for reference on the 1st day of November 2007.

BETWEEN:

Syntec Biofuel Inc.

(hereinafter called “Syntec”)	OF THE FIRST PART

AND:

Syntec Biofuel Research Inc.,

(hereinafter called “SBRI”)	OF THE SECOND
PART

WHEREAS:

1.	Syntec wishes to contract Syntec Biofuel Research Inc. to provide certain services including the ongoing research and development of the Syntec catalysts.

2.	SBRI has indicated its willingness to undertake the duties and responsibilities pertaining to the development of the Syntec catalysts on the terms set out herein.

3.	The parties have agreed that the terms and conditions of such appointment will be as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants hereinafter contained, the parties hereto have agreed as follows:

1.	ACCEPTANCE

2.1	SBRI hereby agrees to carry out its duties to Syntec under the terms and conditions set out in this Agreement.

2.	TERM

Subject to the provisions hereinafter contained, the term of the appointment shall be for an initial term of 2 years commencing on the date hereof, and automatically renewing for another 1 year term unless terminated in writing at least 60 days prior to the end of the term.

3.	DUTIES AND RESPONSIBILITIES

3.1	SBRI will provide the following services;

3.1.1	Provide a laboratory environment and the day to day management of the laboratory.

3.1.2	Provide security of tenancy.

3.1.3	Continue developing catalysts that are capable of converting biomass into ethanol.

3.1.4	Set the procedure for catalyst testing.

3.1.5	SBRI will be responsible to secure and screen all new employees who will sign confidentiality and waiver agreements in favor of Syntec.

3.1.6	Apply for Government funding and SR&ED.

3.1.7	Apply for Patents on new intellectual property (“I.P.”) being developed by SBRI. Syntec shall assign all right, title and interest in and to the I.P. to Syntec.

3.1.8	Pay all expenses as they become due and payable.

3.1.9	Provide safety features in the laboratory.

3.2
          Syntec will have the obligation, duties, authority, responsibility and power to negotiate contracts with other persons, firms, corporations or financial institutions in connection with arranging and securing of products, contracts or services for operating Syntec’s business.

3.3	In conducting duties under this agreement, SBRI will report to Syntec and will act consistently with their directives and policies.

3.4
.a.       SBRI acknowledges that all the Intellectual Property pertaining to the Syntec catalysts, all equipment, fixtures, fittings and furniture(the 'Assets')  in the SBRI laboratory is the property of Syntec and that SBRI is purely using the I.P. and equipment to provide the services outlined in this Agreement and that SBRI will take good care of the equipment and perform their operational duties in a sound and businesslike manner.

b.        SBRI will return all Assets on termination of this Agreement in good order subject only to normal wear and tear.

4.	REMUNERATION

4.1
SBRI will provide Syntec with a budget for on-going expenses and Syntec shall pay all expenses plus an overhead fee of 5% of the gross expenses.   SBRI will provide monthly expense statements to Syntec.  Any expenses in excess of 10% of the budgeted costs will require Syntec's approval

4.2	All SR&ED refunds (less a 10% processing fee) shall be credited back to Syntec.

4.3	Syntec will pay for all new equipment required by SBRI to carry out its duties subject to Syntec agreeing to the purchase.

5.	NOTICE

Any notice to be given under this agreement will be in writing and will be deemed to have been given if delivered to, or sent by prepaid registered post addressed to, the respective addresses of the parties appearing on the first page of this agreement (or to such other address as one party provides to the other in notice given according to this paragraph). Where a notice is given by registered post, it shall be conclusively deemed to be given and received on the 10th day after its deposit in Canada Post Office at any place in Canada.

6.	CONFIDENTIAL INFORMATION

The parties hereto acknowledge and agree that SBRI by virtue of the contract with Syntec will have access to confidential and secret information and therefore SBRI agrees that during the term of this agreement and on termination or expire of the same, for any reason whatsoever, it will not divulge or utilize to the detriment of Syntec any so such confidential or secret information so obtained and shall transfer to Syntec all I.P. that SBRI has developed on behalf of Syntec.

7.	TERMINATION OF AGREEMENT

9.1
Termination of this agreement may be instituted when cause is present.  Cause shall mean failure of SBRI to perform their duties to Syntec in a manner consistent with their responsibilities or if SBRI is in breach of any of the other material provisions of this agreement.

8.	ARBITRATION

Any controversy or claim arising out of or relating to this agreement or any breach of this agreement will be finally settled by arbitration in accordance with the provisions of the Commercial Arbitration Act (British Columbia).

9.	MISCELLANEOUS

11.1	This agreement will be construed under and governed by the laws of British Columbia, Canada.

11.2	This agreement may not be amended or otherwise modified except by an instrument in writing signed by the parties hereto

11.3	This agreement represents the entire agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties.

11.4	The titles of heading of the respective paragraphs of this agreement shall be regarded as having been used for reference and convenience only.

11.5
The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite or which counsel for the parties may deem necessary to effectual carry out the intent of this agreement.

THIS AGREEMENT shall endure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assignees.

SIGNED, SEALED AND DELIVERED	)
/s/ Michael Jackson	) ) ) )
Authorized Signatory	)
Syntec Biofuel Inc.	) )
)
) )
SIGNED, SEALED AND DELIVERED	)
/s/ Nancy Ross	) ) ) )
Authorized Signatory	)
Syntec Biofuel Research Inc	) )
)